                                                                     Exhibit 2.1

                       "ASCONI" S.R.I. AND SUBSIDIARIES

                  INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                                                  Pages
                                                                                                  -----
Report of Independent Auditors                                                                    F-2

Consolidated Statement of Financial Position                                                      F-3

Consolidated Statements of Operations and Comprehensive Income                                    F-4

Consolidated Statements of Changes in Members' Equity                                             F-5

Consolidated Statements of Cash Flows                                                             F-6 to F-7

Notes to Consolidated Financial Statements                                                        F-8 to F-13

Pro Forma Financial Statement                                                                     F-14 to F-16

                        REPORT OF INDEPENDENT AUDITORS



To the Members of "ASCONI" S.R.L.

We have audited the accompanying statements of financial position of "ASCONI" S.R.L. (a Republic of Moldova limited liability company) and subsidiaries as of December 31, 2000 and 1999, and the related statements of operations and comprehensive income, members' equity and cash flows for the two years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United of States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of "ASCONI " S.R.L. and subsidiaries as of December 31, 2000 and 1999, and the results of its operations and its cash flows for the two years then ended in conformity with accounting principles generally accepted in the United States of America.


/s/ Thomas Leger & Co., L.L.P.
Thomas Leger & Co., L.L.P.
Houston, Texas
June 16, 2001

                "ASCONI" S.R.L. (A LIMITED LIABILITY COMPANY)
                 CONSOLIDATED STATEMENT OF FINANCIAL POSITION
                            (UNITED STATES DOLLARS)

                                                   ASSETS
                                                                                                 December 31,
                                                                                     ---------------------------------
                                                                                         2000                  1999
                                                                                     ------------         ------------
CURRENT ASSETS
 Cash and bank balances                                                              $     43,142         $         18
 Trade receivables                                                                      1,211,994              469,121
 Inventories                                                                            2,747,721              609,113
 Refundable taxes                                                                          67,831               81,932
 Advance payments                                                                         201,136               18,242
 Other                                                                                      9,891                  663
                                                                                     ------------         ------------

TOTAL CURRENT ASSETS                                                                    4,281,715            1,179,089

FIXED ASSETS                                                                            2,228,174            1,313,943
DEFERRED TAXES                                                                             27,129                    -
OTHER                                                                                       2,374                  508
                                                                                     ------------         ------------

TOTAL ASSETS                                                                         $  6,539,392         $  2,493,540
                                                                                     ============         ============

                                       LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
  Accounts payable                                                                   $  2,125,647         $    721,706
  Current portion of long-term debt                                                       262,782                    -
  Short-term borrowings                                                                   170,000              219,180
  Taxes payable                                                                           381,891              239,364
  Accrued liabilities                                                                     216,321                5,250
                                                                                     ------------         ------------
TOTAL CURRENT LIABILITIES                                                               3,156,641            1,185,500
LONG-TERM LIABILITIES
  Long-term debt                                                                          739,562                    -
  Deferred taxes                                                                          126,674               18,236
                                                                                     ------------         ------------
TOTAL LIABILITIES                                                                       4,022,877            1,203,736

MINORITY INTEREST                                                                         150,000                    -

MEMBERS' EQUITY                                                                         2,366,515            1,289,804

                                                                                     ------------         ------------
TOTAL LIABILITIES AND MEMBERS' EQUITY                                                $  6,539,392         $  2,493,540
                                                                                     ------------         ------------

  The accompanying notes are an integral part of these consolidated financial statements.

                 "ASCONI" S.R.L. (A LIMITED LIABILITY COMPANY)
        CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
                            (UNITED STATES DOLLARS)

                                                                       Year Ended December 31,
                                                                      ------------------------
                                                                          2000          1999
                                                                      ------------------------
SALES                                                                 $  4,934,423   $  951,466

COST OF SALES                                                            3,124,326      506,369
                                                                      ------------   ----------
GROSS PROFIT                                                             1,810,097      445,097


DEPRECIATION                                                               325,836       17,723

SELLING AND ADMINISTRATIVE EXPENSES                                        332,626      151,695
                                                                      ------------   ----------
INCOME FROM OPERATIONS                                                   1,151,635      275,679

INTEREST EXPENSE                                                            98,251        9,607
OTHER (INCOME) LOSS                                                       (126,405)      12,302
                                                                      ------------   ----------
INCOME BEFORE TAX PROVISION                                              1,179,789      253,770

PROVISION FOR INCOME TAXES                                                 331,770       71,908
                                                                      ------------   ----------
NET INCOME                                                                 848,019      181,862

OTHER COMPREHENSIVE LOSS
 Foreign currency translation, net
 of tax of $46,403                                                         121,308            -
                                                                      ------------   ----------
                                                                      $    726,711   $  181,862
                                                                      ============   ==========

  The accompanying notes are an integral part of these consolidated financial statements.

                 "ASCONI" S.R.L. (A LIMITED LIABILITY COMPANY)
             CONSOLIDATED STATEMENTS OF CHANGES IN MEMBER'S EQUITY
                    Years Ended December 31, 2000 and 1999
                            (UNITED STATES DOLLARS)


                                                                                                   Accumulated
                                                                                                      Other            Members'
                                                Statutory         Capital             Earnings    Comprehensive        Equity
                                                 Capital        Contributed          (Deficit)        (Loss)          (Deficit)
                                               ----------      -------------         ----------   -------------      ----------
Balance at December 31, 1998                   $      753       $          -         $   (1,538)    $         -      $      (785)
Capital contributions                                   -          1,108,747                  -               -        1,108,747
Increase in statutory capital                         311               (311)                 -               -                -
Earnings                                                -                  -            181,842               -          181,842
                                               ----------       ------------         ----------     -----------      -----------
Balance December 31, 1999                           1,064          1,108,436            180,304               -        1,289,804

Capital contributions                                   -            350,000                  -               -          350,000
Increase in statutory capital                     155,230           (155,230)                 -               -                -
Comprehensive income:
 Earnings                                               -                  -            848,019               -          848,019
 Foreign currency translation                           -                  -                  -        (121,308)        (121,308)
                                               ----------       ------------         ----------     -----------      -----------
Balance at December 31, 2000                   $  156,294       $  1,303,206         $1,028,323     $  (121,308)     $ 2,366,515
                                               ==========       ============         ==========     ===========      ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                "ASCONI" S.R.L. (A LIMITED LIABILITY COMPANY)
                     CONSOLIDATED STATEMENTS OF CASH FLOW
                            (UNITED STATES DOLLARS)

                                                                                    Year Ended December 31,
                                                                              ------------------------------------
                                                                                  2000                    1999
                                                                              -------------           ------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                                    $    726,711            $   181,842
Adjustments to reconcile net income to
 net cash provided by operating activities:
 Depreciation                                                                      325,836                 17,723
 Deferred income taxes                                                             108,438                 18,236
(Increase) decrease in assets:
 Trade receivables                                                                (719,736)              (469,121)
 Inventories                                                                    (1,250,735)              (273,056)
 Refundable taxes                                                                   14,101                (81,932)
 Advance payments                                                                 (182,894)               (18,242)
 Other                                                                              (9,228)                  (663)
Increase (decrease) in liabilities
 Accounts payable                                                                1,019,943                448,426
 Taxes payable                                                                     119,726                164,649
 Accrued liabilities                                                                66,510                  5,250

                                                                              -------------           ------------

Net cash provided (used) by operating activities                                   218,672                 (6,888)
                                                                              -------------           ------------
CASH FLOWS FROM INVESTING ACTIVITIES
 Purchase of fixed assets                                                         (621,385)               (75,961)
 Other                                                                              (4,982)                  (508)

                                                                              -------------           ------------

Cash used for investing activities                                            $   (626,367)               (76,469)
                                                                              -------------           ------------
CASH FLOWS FROM FINANCING ACTIVITIES
 Short-term borrowings (net)                                                       (49,181)                58,915
 Proceeds from long-term debt                                                      500,000                      -
 Repayment of long-term debt                                                             -                      -
 Contribution of capital                                                                 -                 24,421
 Other                                                                                   -                      -
                                                                              -------------           ------------
Cash provided by financing activities                                              450,819                 83,336
                                                                              -------------           ------------
NET INCREASE (DECREASE) IN
 CASH AND BANK BALANCES                                                             43,124                    (21)

Cash and bank balances, at beginning of period                                          18                     39
                                                                              -------------           ------------
Cash and bank balances, at end of period                                      $     43,142            $        18
                                                                              =============           ============

  The accompanying notes are an integral part of these consolidated financial statements.

                                "ASCONI" S.R.L.
               CONSOLIDATED STATEMENTS OF CASH FLOW (continued)
                    Years Ended December 31, 2000 and 1999
                            (UNITED STATES DOLLARS)


SUPPLEMENTARY CASH FLOWS DISCLOSURES

                                                                                     Year Ended December 31,
                                                                              ------------------------------------
                                                                                  2000                    1999
                                                                              -------------           ------------
  1. Interest paid                                                            $      98,270           $      9,038
                                                                              =============           ============
     Taxes paid                                                               $     164,685           $          -
                                                                              =============           ============

  2. On October 18, 1999 the Members of "ASCONI" S.R.L. contributed their assets from "PLUS-ASCONI" S.R.L. to "ASCONI" S.R.L.

     The following amounts represent the non-cash portion of this transaction:

     Inventory                                                       $    336,057
     Fixed assets                                                       1,255,705
     Accounts payable                                                    (272,456)
     Short-term debt                                                     (160,265)
     Taxes payable                                                        (74,715)
                                                                     ------------
                                                                     $  1,084,326
                                                                     ============

  3. During October and December, 2000 the Members of "ASCONI" S.R.L. acquired controlling interest of SA Fabrica de vinuri din Puhoi and SA Orhei-vin and contributed said interest to "ASCONI" S.R.L.

     The following amounts represent the non-cash portion of these transactions:

     Accounts receivable                                             $     23,137
     Inventory                                                            887,873
     Fixed assets                                                         618,682
     Deferred taxes                                                        24,013
     Accounts payable                                                    (383,998)
     Taxes payable                                                        (22,801)
     Accrued expenses                                                    (144,561)
     Long-term debt                                                      (502,345)
     Minority interest                                                   (150,000)
                                                                     ------------
                                                                     $    350,000
                                                                     ============


      The accompanying notes are an integral part of these consolidated financial statements.

                                "ASCONI" S.R.L.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          DECEMBER 31, 1999 AND 2000

NOTES

  1.   ORGANIZATION AND PRINCIPAL ACTIVITIES

       "ASCONI" S.R.L. (a limited liability company), (the "Company") was formed in the Republic of Moldova in 1994. The Company commenced operations in 1999. The Company acquired controlling interest (70%) of SA Fabria de vin uri din Puhoi and (72%) of SA Orhei-vin, the subsidiaries, during October and December 2000, which were recorded as a purchase.

       The consolidated financial statements include the accounts of the Company, SA Fabria de vin uri din Puhoi, and SA Orhei-vin (collectively together with the Company referred to as the ("Group").

       The Group produces, markets, and sells premium Moldavian wines. The Group sells approximately 95% of its wines in the Russian Federation.

  2.   BASIS OF PRESENTATION

       The consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP"). This basis of accounting differs from that used in the statutory financial statements of the Group which are prepared in accordance with the accounting principles generally accepted in Moldova.

       The following material adjustments were made to present the consolidated financial statements to conform with US GAAP:

            the subsidiaries financial statements were restated to reflect the purchase price. This resulted in a write down approximately of $6,660,000. No charge to income is reflected since this write down occurred at the time of acquisition; and

            the subsidiaries did not have any material operations subsequent to the acquisitions and December 31, 2000.

  3.   SUMMARY OF PRINCIPAL ACCOUNTING POLICIES

       Basis of consolidation
       ----------------------
       The consolidated financial statements of the Group included the Company and its subsidiaries. All material Intercompany balances and transactions have been eliminated.

       Economic and political risks
       ----------------------------
       The Group faces a number of risks and challenges since its operations are in the Republic of Moldova and its primary market is in the Russian Federation.

       The financial statements have been prepared assuming the Group will continue as a going concern.

                                "ASCONI" S.R.L.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          DECEMBER 31, 1999 AND 2000

Cash and cash equivalents
-------------------------
The Group considers cash and cash equivalents to include cash on hand and demand deposits with banks.

The Company maintains no bank accounts in the United States of America.

Inventory
---------
Inventories are stated at the lower of cost or market on the first-in, first-out basis, and includes finished goods, raw materials, packaging material and product merchandise. Finished goods include costs of raw materials (grapes and bulk wine), packaging, labor used in wine production, bottling and warehousing on winery facilities and equipment.

In accordance with general practice in the wine industry, wine inventories are included in current assets, although a portion of such inventories may be aged for periods longer than one year.

Property, plant and equipment
-----------------------------
Property, plant and equipment are carried at cost. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized.

When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition.

In accordance with Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of", the Group examines the possibility of decreases in the value of fixed assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable. There were no impairments.

Depreciation is calculated on a straight-line basis over the estimated useful life of the assets. The percentages applied are:

                  .    Buildings                    2% - 4.0%
                  .    Machines and equipment       5% - 10%
                  .    Vehicles                    10%
                  .    Office equipment            20% - 33%

Income taxes
------------
Taxes are calculated in accordance with taxation principles currently effective in the Republic of Moldova.

Minority Interest
-----------------
Minority interest is based on the net book value of the subsidiaries financial statements used in the consolidation.

                                "ASCONI" S.R.L.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          DECEMBER 31, 1999 AND 2000


     Foreign currency translation
     ----------------------------
     Translation of amounts from Republic of Moldova dollars ("MDL$") into United States dollars ("US$") has been made at the respective applicable rates of exchange. Monetary assets and liabilities denominated in foreign currencies are translated into US$ at the applicable rate of exchange at the balance sheet date.

     Translation of amounts from MDL$ into US$ has been made at the rate of exchange on December 31, 2000 and 1999: at US$1.00 : MDL$12.3833; and US$1.00 : MDL$11.5902. No representation is made that the MDL$ amounts could have been, or could be, converted into US$ at that rate. Income and expense items were translated at the average rates.

     Use of estimates
     ----------------
     The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results when ultimately realized could differ from those estimates.

     Revenue recognition
     -------------------
     Revenue is recognized when merchandise is shipped and title passes to the customer.

     Employees' benefits
     -------------------
     Mandatory contributions are made by the Group to the Government's health, retirement benefit and unemployment schemes at the statutory rates in force during the period, based on gross salary payments. The cost of these payments is charged to the statement of income in the same period as the related salary cost.

     Statements of cash flow
     -----------------------
     Cash flow statements have been compiled using the indirect method.

4.   TRADE RECEIVABLES

                                                     December 31,
                                             -------------------------
                                                 2000           1999
                                             -----------     ---------

       Foreign                               $ 1,188,857     $ 462,370
       Domestic                                   71,863         6,751
       Less: allowance for
             doubtful accounts                   (48,726)            -
                                             -----------     ---------
                                             $ 1,211,944     $ 469,121
                                             ===========     =========

     Foreign receivables are primarily from a single company.

5.   INVENTORIES

     Inventories are summarized as follows:

                                "ASCONI" S.R.L.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          DECEMBER 31, 1999 AND 2000

                                          December 31,
                                  ------------------------
                                      2000         1999
                                  -----------    ---------

           Raw materials          $   281,675    $       -
           Bulk wine                2,450,186      606,019
           Bottled wine                78,860        3,094
                                  -----------    ---------
                                  $ 2,747,721    $ 609,113
                                  ===========    =========

     Certain raw materials are pledged as collateral for a short-term loan.

6.   REFUNDABLE AND TAXES PAYABLE

     Refundable taxes are Value Added Taxes (VAT) which arise from exports to the Russian Federation which are exempt from VAT. Taxes payable are comprised primarily of income taxes, VAT, and excise taxes payable. The Group has been granted permission by the taxing authority to net these taxes. However, there is no assurance this will be allowed in the future.


                                          December 31,
                                  ------------------------
                                     2000          1999
                                  ---------      ---------
           Taxes payable:
           Income tax             $ 306,243      $ 145,498
           VAT                       18,357         10,428
           Excise tax                56,719         67,550
           Other                        572         15,888
                                  ---------      ---------
                                  $ 381,891      $ 239,364
                                  =========      ---------




7.         PROPERTY, PLANT AND EQUIPMENT

                                              December 31,
                                      --------------------------
                                          2000          1999
                                      -----------    -----------
           Land and buildings         $   618,682    $         -
           Machinery and equipment      1,811,613      1,234,588
           Other                          141,438         97,078
                                      -----------    -----------
                                        2,571,733      1,331,666
           Less accumulated
             depreciation                (343,559)       (17,723)
                                      -----------    -----------
                                      $ 2,228,174    $ 1,313,943
                                      ===========    ===========

8.   LONG-TERM DEBT

     Long-term debt is summarized as follows:

                                "ASCONI" S.R.L.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          DECEMBER 31, 1999 AND 2000


                                                                               December 31,
                                                                   ----------------------------------
                                                                       2000                  1999
                                                                   ------------           -----------
          Note to "VininVest" S.R.L., Moldvoa.
          Note originally dated July 6, 1995 in
          the original sum of $454,660 and
          amended December 2000. The
          loan was made by Orhei-Vin S.A.
          and is secured by various equip-
          ment and inventory. Interest rate
          is based on LIBOR + 2.5% (11.6%
          at December 31, 2000)                                    $    502,344             $       -

          Notes to Universal Bank, Moldova.
          Notes originally to PLUS-"ASCONI"
          S.R.L. in 1994 and 1999
          amended in 1999 and 2000.
          Interest at 18%. Secured by
          equipment and inventory.
          Refinanced in 2001.                                           170,000               219,180

          Note to Universal Bank, Moldova
          originally dated October, 1994 and
          amended. In 2000 advances under the
          amended agreement were $500,00
          Interest rate is 17%. The note is
          secured by equipment. Refinanced
          2001.                                                         500,000                     -
                                                                   ------------             ---------
                                                                      1,172,344               219,180
          Less short-term loan                                         (170,000)             (219,180)
          Less current portion of Long-term debt                       (262,782)                    -
                                                                   ------------             ---------
          Long-term debt                                           $    739,562             $       -
                                                                   ============             =========

9.   INCOME TAXES

     The nominal statutory corporate tax rate for the year 2000 is 28%. Taxes are calculated in accordance with Moldovan regulations and are paid on a yearly basis.


     The provision for income taxes is as follows:

                                  Fiscal year ended December 31,
                                  ------------------------------
                                      2000               1999
                                  ------------------------------
     Current tax expense           $  204,058          $  51,892
     Deferred tax expense              81,309             20,016
                                  -----------          ---------
                                   $  285,367          $  71,908
                                  ===========          =========

                                "ASCONI" S.R.L.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          DECEMBER 31, 1999 AND 2000


Deferred income taxes are provided for the temporary differences between the financial reporting and tax bases of the Group's assets and liabilities. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Deferred tax assets and liabilities are comprised of the following:

                                                                   December 31,
                                                       ------------------------------------
                                                           2000                   1999
                                                       ------------           -------------
Deferred tax assets:
 Basis difference in inventory                         $      8,169           $           -
 Basis difference in accounts receivable                     13,643                       -
 Basis difference in accruals                                 5,317                       -
                                                       ------------           -------------
                                                             27,129                       -
Deferred tax liabilities:
 Depreciation and amortization                             (126,674)                (18,236)
                                                       ------------           -------------
Net deferred tax asset (liability)                     $    (99,545)          $     (18,236)
                                                       ============           =============

A reconciliation of income tax computed at the nominal statutory corporate tax rate to the provision for income taxes follows:

                                             Fiscal year ended December 31,
                                 ------------------------------------------------------
                                           2000                           1999
                                 ------------------------        ----------------------
                                    Amount          %              Amount         %
                                 -----------    ---------        ----------   ---------
Income taxes at
 nominal rate                    $   329,785         32.5 %      $   71,050        28.0%
Tax on foreign currency
 translation                         (46,403)        (4.5)%
Permanent differences:
Other                                   1985          0.2 %             858         0.4%
                                 -----------    ---------        ----------   ---------
                                 $   285,367         28.2 %      $   71,908        28.4%
                                 ===========    =========        ==========   =========

10.  MAJOR CUSTOMERS

     The Group sells approximately 95% of their products to one Company employees.

                                Company A   95%

11.  COMMITMENT AND CONTINGENTCY

     The Company guarantees $300,000 of personal debt of Company employees.

12.  SUBSEQUENT EVENTS

     The Company was acquired by Asconi Corporation (formerly Grand Slam Treasures, Inc.) through its wholly owned British Virgin Islands subsidiary pursuant to an exchange agreement dated April 12, 2001.

                   ASCONI CORPORATION AND SUBSIDIARIES; and
                          GRAND SLAM TREASURES, INC.
                     PRO FORMA CONSOLIDATED BALANCE SHEET


                                               4/12/2001             3/31/2001
                                              GRAND SLAM               ASCONI            PRO FORMA
      ASSETS                                  (Unaudited)           (Unaudited)         ADJUSTMENTS                  PRO FORMA
-----------------------                 -----------------      ----------------       -------------------        -----------------
 CURRENT ASSETS
  Trade receivables                        $            -       $     1,669,134        $                -           $    1,669,134
  Inventories                                           -             2,087,065                         -                2,087,065
  Other                                           504,177               478,373                  (504,177) 3               478,373
                                        -----------------      ----------------       -------------------        -----------------
  Total Current assets                            504,177             4,234,572                  (504,177)               4,234,572

 PROPERTY AND EQUIPMENT, NET                            -             2,179,949                         -                2,179,949
 OTHER                                                  -                 2,120                         -                    2,120
                                        -----------------      ----------------       --------------------       -----------------
                                           $      504,177       $     6,416,641        $         (504,177)          $    6,416,641
                                        =================      ================       ====================       =================



 LIABILITIES AND MEMBERS' EQUITY

 CURRENT LIABILITIES
  Accounts payable                         $      137,637       $     1,910,262        $         (137,637) 4        $    1,910,262
  Other                                                 -             1,110,476                                          1,110,476
                                        -----------------      ----------------       -------------------        -----------------
  Total current liabilities                       137,637             3,020,738                  (137,637)               3,020,738
 Long-term liabilities
  Long-term debt                                                        589,868                                            589,868
  Other                                                                 121,953                                            121,953

 MINORITY INTEREST                                                      136,361                                            136,361
 Shareholders' equity                                   -                     -                         -                        -
  Members equity                                        -             2,547,721                (2,547,721) 1                     -
  Common stock                                        309                     -                    13,150  1                13,459
  Paid-in capital                              10,910,682                     -                (8,960,464) 1,4           1,950,218

  Retained earings(deficit)                   (10,544,451)                    -                11,128,495  1,3             584,044
                                        -----------------      ----------------       --------------------       -----------------
                                           $      504,177       $     6,416,641        $         (504,177)          $    6,416,641
                                        =================      ================       ====================       =================

  Notes to Pro Forma Financial Statements
  1. Adjustment to record changes for additional stock issued and recapitalize Grand Slam with the capital structure of Asconi.

  2. Eliminate loss from discontinued operations.

  3. Expense deferred acquisition cost.

  4. The Company disputes these accounts payable and believes it has meritorious defenses to the payment thereof.

                   ASCONI CORPORATION AND SUBSIDIARIES; and
                          GRAND SLAM TREASURES, INC.
                PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                  TWELVE MONTH PERIOD ENDED DECEMBER 31, 2000

                                           GRAND SLAM          ASCONI        PRO FORMA            PRO
                                           (Unaudited)                      ADJUSTMENTS          FORMA
                                          ------------      -----------    ------------      ------------
Gross revenue                             $          -      $ 4,934,423    $          -      $  4,934,723
Cost of sales                                        -        3,124,326               -         3,124,326
                                          ------------      -----------    ------------      ------------
Gross profit                                         -        1,810,097               -         1,810,397


Selling, general and
 administrative expenses                             -          332,626               -           325,836
Depreciation                                         -          325,836               -           332,626
Minority interest                                    -                -               -                 -
Other                                                -          139,557         504,177  3        643,734
Provision for taxes                                  -          285,367               -           285,367
                                          ------------      -----------    ------------      ------------
Net income from continuing operations                -          726,711         504,177           222,834

Less from discontinued operations           (3,019,956)               -       3,019,956  2              -
                                          ------------      -----------    ------------      ------------

Net income                                $ (3,019,956)     $   726,711    $  2,515,779      $    222,834
                                          ============      ===========    ============      ============
Income (loss) per common share

Basic
 Income from continuing
  operations                              $          -                                       $       0.02
 Loss from discontinued
  operations                                    (17.35)                                                 -
                                          ------------                                       ------------
Net income                                $     (17.35)                                      $       0.02
                                          ============                                       ============

Average number of common
 shares outstanding
 Basic                                         174,091                                         13,459,079

Notes to Pro Forma Financial Statements

1. Adjustment to record changes for additional stock issued and recapitalize Grand Slam with the capital structure of Asconi

2. Eliminate loss from discontinued operations.

3. Expense deferred acquisition cost.

4. The Company disputes these accounts payable and believes it has meritorious defenses to the payment thereof.

                   ASCONI CORPORATION AND SUBSIDIARIES; and
                          GRAND SLAM TREASURES, INC.
                PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                    THREE MONTH PERIOD ENDED MARCH 31, 2001


                                       GRAND SLAM             ASCONI            PRO FORMA
                                       (Unaudited)          (Unaudited)        ADJUSTMENTS              PRO FORMA
                                      -------------        -------------     ---------------          -------------
Gross revenue                         $           -        $   1,780,549                   -          $   1,780,549
Cost of sales                                     -            1,165,128                   -              1,165,128
Gross profit                                      -              615,421                   -                615,421


Selling, general and
 administrative expenses                          -              199,150                   -                199,150
Depreciation                                      -               76,990                   -                 76,990
Minority interest                                 -              (13,639)                  -                (13,639)
Other                                             -              101,244                   -                101,244
Provision for taxes                               -               70,470                   -                 70,470
                                      -------------        -------------     ---------------          -------------
Net income from continuing
 operations                                       -              181,206                   -                181,206
Loss from discontinued
 operations                                (778,797)                   -             778,797/2/                   -
                                      -------------        -------------     ---------------          -------------

Net income                            $    (778,797)       $     181,206       $     778,797          $     181,206
                                      =============        =============      ==============          =============

Income ( loss) per common share

Basic
 Income from continuing
  operations                          $           -                                                   $       0.013
 Loss from discontinued
  operations                                  (2.99)
                                      -------------        -------------     ---------------          -------------
Net income                            $       (2.99)                                                  $       0.013
                                      =============                                                   =============

Average number of common
 shares outstanding
 Basic                                      259,774                                                      13,459,079

Notes to Pro Forma Financial Statements

1. Adjustment to record changes for additional stock issued and recapitalize Grand Slam with the capital structure of Asconi

2. Eliminate loss from discontinued operations.

3. Expense deferred acquisition cost.

4. The Company disputes these accounts payable and believes it has meritorious defenses to the payment thereof.